UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2025 (December 10, 2025)

STEELCASE INC.

(Exact name of registrant as specified in its charter)

Michigan	1-13873	38-0819050
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

901 44th Street SE Grand Rapids, Michigan	49508
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (616) 247-2710

(Former name, former address and former fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Common Stock	SCS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

This Current Report on Form 8-K is being filed in connection with the completion on December 10, 2025 (the “Closing Date”) of the previously announced acquisition by HNI Corporation, an Iowa corporation (“HNI”), of Steelcase Inc., a Michigan corporation (“Steelcase”), pursuant to the Agreement and Plan of Merger (as amended from time to time, the “Merger Agreement”), dated as of August 3, 2025, by and among HNI, Steelcase, Geranium Merger Sub I, Inc., a Michigan corporation (“Merger Sub Inc.”), and Geranium Merger Sub II, LLC, a Michigan limited liability company (“Merger Sub LLC”).

Pursuant to the Merger Agreement, on the Closing Date, (i) Merger Sub Inc. merged with and into Steelcase (the “First Merger”), whereupon the separate existence of Merger Sub Inc. ceased, and Steelcase continued as the surviving corporation (the “Surviving Corporation”) of the First Merger and a wholly owned subsidiary of HNI and (ii) immediately after the First Merger, Steelcase merged with and into Merger Sub LLC (the “Second Merger” and, together with the First Merger, the “Mergers”), whereupon the separate existence of Steelcase ceased, and Merger Sub LLC continued as the surviving entity (the “Surviving Entity”) of the Second Merger and a direct wholly owned subsidiary of HNI.

On December 11, 2025, the Surviving Entity filed a Certificate of Conversion with the Michigan Department of Licensing and Regulatory Affairs Corporations, Securities & Commercial Licensing Bureau, pursuant to which the Surviving Entity was converted to a Michigan corporation named “Steelcase Inc.” (the “Conversion”).

The summary of the transactions contemplated by the Merger Agreement in this Current Report on Form 8-K does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, a copy of which was attached as Exhibit 2.1 to the Current Report on Form 8-K filed by Steelcase with the Securities and Exchange Commission (the “SEC”) on August 4, 2025 and is incorporated by reference as Exhibit 2.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

The information in the Introductory Note of this Current Report on Form 8-K is incorporated herein by reference.

Concurrently with the effective time of the First Merger (the “First Effective Time”), Steelcase terminated all credit commitments outstanding under the Fourth Amended and Restated Credit Agreement (the “Credit Agreement”), dated as of February 7, 2024, by and among Steelcase, the subsidiary borrowers from time to time party thereto, the institutions from time to time party thereto as lenders, JPMorgan Chase Bank, N.A., as the Administrative Agent, Bank of America, N.A., as Syndication Agent, and HSBC Bank USA, National Association, as Documentation Agent and paid (or caused to be paid) all outstanding fees, expenses and other Obligations (as defined in the Credit Agreement) owing under the Credit Agreement. Upon such payment and the First Effective Time, all liens on the properties and other assets of Steelcase and its subsidiary guarantors and all guarantees of the obligations under the Credit Agreement and the other Loan Documents (as defined in the Credit Agreement) were automatically released and terminated. As of the First Effective Time, there were no borrowings outstanding under the Credit Agreement.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information set forth in the Introductory Note and Items 3.03, 5.01 and 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Pursuant to the Merger Agreement, at the First Effective Time, each share of Steelcase class A common stock, no par value (“Steelcase common stock”), issued and outstanding immediately before the First Effective Time (other than shares of Steelcase common stock owned by HNI, Merger Sub Inc. and Merger Sub LLC (“cancelled shares”)) were converted into, at the election of the holder thereof, subject to automatic adjustment, the right to receive the following consideration (collectively with, if applicable, cash in lieu of fractional shares, the “merger consideration”): (i) (a) 0.2192 shares of common stock of HNI (“HNI common stock”) and (b) $7.20 in cash (together, the “mixed election consideration”); (ii) $16.19 in cash and 0.0009 shares of HNI common stock (the “cash election consideration”); or (iii) 0.3940 shares of HNI common stock (the “stock election consideration”). The “Parent Common Stock Reference Price” referenced in the Merger Agreement and used for purposes of calculating the cash election consideration and the stock election consideration is $41.1991 (the product obtained by multiplying 0.2192 by the volume-weighted average closing price (rounded to four decimal places) of one share of HNI common stock on the New York Stock Exchange for the period of 10 consecutive trading days ending on the second full trading day preceding the closing date of the Mergers).

Shares of Steelcase common stock (other than cancelled shares) owned by holders of Steelcase common stock who did not make an election or who failed to properly make an election were converted into the right to receive mixed election consideration. No fractional shares of HNI common stock were issued in the Mergers, and holders of Steelcase common stock will receive cash in lieu of any fractional shares of HNI common stock.

Upon the terms and subject to the conditions set forth in the Merger Agreement, at the First Effective Time, each outstanding equity award with respect to Steelcase common stock was treated as follows:

•

Each Vested Company RSU Award (as defined in the Merger Agreement) was canceled and converted into the right to receive an amount in cash (without interest and subject to applicable withholding taxes) equal to the product obtained by multiplying (A) the number of shares of Steelcase common stock subject to the Company RSU Award (as defined in the Merger Agreement) immediately prior to the First Effective Time by (B) the cash election consideration.

•

Each Unvested Company RSU Award (as defined in the Merger Agreement) was assumed by HNI and converted into a restricted stock unit award that settles in an amount in cash (that accrues interest using the Applicable Interest Rate (as defined in the Merger Agreement)) and a number of shares of HNI common stock (rounded to the nearest whole share) that the holder would have received if the holder would have converted all of the Steelcase common stock underlying the Unvested Company RSU Award based on an election to receive mixed election consideration with the same terms and conditions as applied to such Unvested Company RSU Award immediately prior to the First Effective Time.

•

Each Company DSU Award (as defined in the Merger Agreement) was canceled and converted into the right to receive an amount in cash (without interest other than as required pursuant to applicable plan terms and subject to applicable withholding taxes) equal to the product obtained by multiplying (A) the number of shares of Steelcase common stock subject to the Company DSU Award immediately prior to the First Effective Time by (B) the cash election consideration.

•

Each Company PSU Award (as defined in the Merger Agreement) was assumed by HNI and converted into a restricted stock unit award that settles in an amount in cash (that accrues interest using the Applicable Interest Rate) and a number of shares of HNI common stock (rounded to the nearest whole share) that the holder would have received if the holder would have converted all of the Steelcase common stock underlying the Company PSU Award based on an election to receive mixed election consideration (with the performance-based vesting condition that applied to the Company PSU Award immediately prior to the First Effective Time deemed attained at the performance level based on Steelcase’s actual performance).

•

Each Company Cash-Based Award (as defined in the Merger Agreement) was treated in accordance with the applicable award agreement and Steelcase’s equity plan, with the performance-based vesting condition that applied to the Company Cash-Based Award immediately prior to the First Effective Time deemed attained based on Steelcase’s actual performance, and accruing interest using the Applicable Interest Rate for the remainder of the performance period.

•	Each Company CBOA (as defined in the Merger Agreement) was treated in accordance with the applicable award agreement and Steelcase’s equity plan.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information set forth in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

In connection with the Mergers, on December 10, 2025, Steelcase notified the New York Stock Exchange (“NYSE”) that the First Merger was consummated and requested that NYSE halt trading of Steelcase common stock prior to the opening of trading on December 10, 2025. Trading of Steelcase common stock on NYSE halted prior to the opening of trading on December 10, 2025.

In addition, on December 10, 2025, Steelcase requested that NYSE file with the SEC a notification of removal from listing and/or registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on Form 25 to strike Steelcase common stock from listing on NYSE and terminate its registration under Section 12(b) of the Exchange Act. NYSE filed the Form 25 on December 10, 2025. As a result of the Form 25 filing, Steelcase common stock is no longer listed on NYSE.

Steelcase intends to file a certification on Form 15 with the SEC regarding the termination of registration of all shares of Steelcase common stock under Section 12(g) of the Exchange Act and the suspension of Steelcase’s reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth in the Introductory Note and Items 2.01, 3.01 and 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

At the First Effective Time, each holder of shares of Steelcase common stock issued and outstanding immediately prior to the First Effective Time ceased to have any rights as a shareholder of Steelcase other than the right to receive the merger consideration pursuant to the Merger Agreement.

Item 5.01	Changes in Control of Registrant.

The information set forth in the Introductory Note and Items 2.01, 3.03 and 5.02 of this Current Report on Form 8-K is incorporated herein by reference.

As a result of the First Merger, on December 10, 2025, a change in control of Steelcase occurred, and Steelcase became a wholly owned subsidiary of HNI.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

In accordance with the Merger Agreement, on December 10, 2025, following the completion of the Second Merger (the “Second Effective Time”), the Surviving Corporation became a member managed limited liability company. As such, all of the members of the Steelcase board of directors ceased to be directors as of the Second Effective Time.

On December 11, 2025, as of the Conversion, Jeffrey D. Lorenger, Vincent P. Berger and Steven M. Bradford were appointed as directors of Steelcase.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

In connection with the Mergers and the Conversion, the organizational documents of Steelcase were amended and restated in their entirety, effective as of December 11, 2025, to reflect conversion of the entity from a limited liability company into a corporation. The resulting certificate of incorporation and bylaws are set forth in Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K, which exhibits are incorporated herein by reference.

Item 8.01	Other Events.

On December 10, 2025, HNI issued a press release announcing consummation of the transaction between HNI and Steelcase. A copy of the press release is filed as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of August 3, 2025, by and among Steelcase Inc., HNI Corporation, Geranium Merger Sub I, Inc. and Geranium Merger Sub II, LLC (incorporated herein by reference to Exhibit 2.1 to Steelcase’s Current Report on Form 8-K filed with the SEC on August 4, 2025).

3.1	Articles of Incorporation of Steelcase Inc.

3.2	By-Laws of Steelcase Inc.

99.1	Press release issued by HNI on December 10, 2025

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEELCASE INC.

Date: December 11, 2025	By:	/s/ David C. Sylvester
Name: David C. Sylvester
Title: Senior Vice President, Chief Financial Officer